UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2021

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, Ziopharm Oncology, Inc. (the “Company”) appointed Timothy Cunningham, as the Company’s interim Chief Financial Officer, effective immediately. He was also appointed as the Company’s principal financial officer. Mr. Cunningham is a consultant to the Company, providing services to the Company pursuant to a consulting agreement between the Company and Danforth Advisors, LLC, a financial consultancy firm specializing in working with life sciences companies (the “Consulting Agreement”).

Mr. Cunningham, age 59, brings over 30 years of extensive finance and operations leadership experience in the biotechnology and software industries. He has been employed by Danforth Advisors, LLC since September 2020, providing financial consulting services on a project/interim basis for public and private life sciences companies. From July 2016 to August 2020, he served as chief financial officer at Organogenesis Inc., where he led the company through its initial public offering process and several subsequent public offering raises. From 2014 to 2015, he served as senior vice president and chief financial officer at DialogTech. Mr. Cunningham originally started his career with KPMG and PricewaterhouseCoopers. He holds an M.B.A. from Boston University, a B.S. in Accounting from Boston College and is a CPA in the states of New York and Florida.

The term of the Consulting Agreement continues until such time as either party gives written notice of termination. The Consulting Agreement may be terminated by either party with cause, upon 30 days’ written notice and without cause, upon 60 days’ written notice. The Consulting Agreement provides for compensation for services provided at a rate of $375 per hour and reimbursement of expenses. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Other than the Consulting Agreement, there are no arrangements or understandings between Mr. Cunningham and any other person pursuant to which he is being appointed as the principal financial officer of the Company. Mr. Cunningham has no family relationship with any of the executive officers or directors of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between Ziopharm Oncology Inc. and Danforth Advisors LLC, effective as of January 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: February 23, 2021		Name: Robert Hadfield
Title: Chief Legal Officer